                     SUPPLEMENTAL INDENTURE TO BE DELIVERED
                          BY GUARANTEEING SUBSIDIARIES

     Supplemental Indenture (this "Supplemental Indenture"), dated as of
February 20, 2007, among L-3 Communications Corporation (or its permitted successor), a Delaware corporation (the "Company"), each a direct or indirect subsidiary of the Company signatory hereto (each, a "Guaranteeing Subsidiary", and collectively, the "Guaranteeing Subsidiaries"), and The Bank of New York, as
trustee under the indenture referred to below (the "Trustee").

                                   WITNESSETH

          WHEREAS, the Company has heretofore executed and delivered to the
Trustee an indenture (the "Indenture"), dated as of July 29, 2005 providing for the issuance of an unlimited amount of 6 3/8% Senior Subordinated Notes due 2015
(the "Notes");

          WHEREAS, the Indenture provides that under certain circumstances the
Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company's Obligations (as defined in the
Indenture) under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the
Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees as follows:

               (a)  Such Guaranteeing Subsidiary, jointly and severally with all other current and future guarantors of the Notes
                    (collectively, the "Guarantors" and each, a "Guarantor"),
                    unconditionally guarantees to each Holder of a Note
                    authenticated and delivered by the Trustee and to the
                    Trustee and its successors and assigns, regardless of the
                    validity and enforceability of the Indenture, the Notes or the Obligations of the Company under the Indenture or the
                    Notes, that:

                    (i)   the principal of, premium, interest and Additional
                          Interest, if any, on the Notes will be promptly paid
                          in full when due, whether at maturity, by
                          acceleration, redemption or otherwise, and interest on
                          the overdue principal of, premium, interest and
                          Additional Interest, if any, on the Notes, to the
                          extent lawful, and all other Obligations of the
                          Company to the Holders or the Trustee thereunder or
                          under the Indenture will be promptly paid in full, all
                          in accordance with the terms thereof; and

                                       1

                    (ii)  in case of any extension of time for payment or
                          renewal of any Notes or any of such other Obligations,
                          that the same will be promptly paid in full when due
                          in accordance with the terms of the extension or
                          renewal, whether at stated maturity, by acceleration
                          or otherwise.

               (b)  Notwithstanding the foregoing, in the event that this
                    Subsidiary Guarantee would constitute or result in a
                    violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of such
                    Guaranteeing Subsidiary under this Supplemental Indenture
                    and its Subsidiary Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or
                    similar law.

          3. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES.

               (a)  To evidence its Subsidiary Guarantee set forth in this
                    Supplemental Indenture, such Guaranteeing Subsidiary hereby agrees that a notation of such Subsidiary Guarantee
                    substantially in the form of Exhibit F to the Indenture
                    shall be endorsed by an officer of such Guaranteeing
                    Subsidiary on each Note authenticated and delivered by the
                    Trustee after the date hereof.

               (b)  Notwithstanding the foregoing, such Guaranteeing Subsidiary hereby agrees that its Subsidiary Guarantee set forth herein shall remain in full force and effect notwithstanding any
                    failure to endorse on each Note a notation of such
                    Subsidiary Guarantee.

               (c)  If an Officer whose signature is on this Supplemental
                    Indenture or on the Subsidiary Guarantee no longer holds
                    that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary
                    Guarantee shall be valid nevertheless.

               (d)  The delivery of any Note by the Trustee, after the
                    authentication thereof under the Indenture, shall constitute due delivery of the Subsidiary Guarantee set forth in this
                    Supplemental Indenture on behalf of each Guaranteeing
                    Subsidiary.

               (e)  Each Guaranteeing Subsidiary hereby agrees that its
                    Obligations hereunder shall be unconditional, regardless of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the
                    same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise
                    constitute a legal or equitable discharge or defense of a
                    guarantor.

               (f)  Each Guaranteeing Subsidiary hereby waives diligence, presentment, demand of payment, filing of claims with a
                    court in the event of insolvency or bankruptcy of the
                    Company, any right to require a proceeding first against the
                    Company, protest, notice and all demands whatsoever and
                    covenants that its Subsidiary Guarantee made pursuant to
                    this Supplemental Indenture will not be discharged except by complete performance of the Obligations contained in the
                    Notes and the Indenture.

                                        2

               (g)  If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guaranteeing
                    Subsidiary, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Company or such Guaranteeing Subsidiary, any amount paid by either to the Trustee or such Holder, the Subsidiary Guarantee made
                    pursuant to this Supplemental Indenture, to the extent
                    theretofore discharged, shall be reinstated in full force
                    and effect.

               (h)  Each Guaranteeing Subsidiary agrees that it shall not be entitled to any right of subrogation in relation to the
                    Holders in respect of any Obligations guaranteed hereby
                    until payment in full of all Obligations guaranteed hereby.
                    Each Guaranteeing Subsidiary further agrees that, as between such Guaranteeing Subsidiary, on the one hand, and the
                    Holders and the Trustee, on the other hand:

                    (iii) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of the
                          Indenture for the purposes of the Subsidiary Guarantee
                          made pursuant to this Supplemental Indenture,
                          notwithstanding any stay, injunction or other
                          prohibition preventing such acceleration in respect of
                          the Obligations guaranteed hereby; and

                    (iv)  in the event of any declaration of acceleration of
                          such Obligations as provided in Article 6 of the
                          Indenture, such Obligations (whether or not due and
                          payable) shall forthwith become due and payable by
                          such Guaranteeing Subsidiary for the purpose of the
                          Subsidiary Guarantee made pursuant to this
                          Supplemental Indenture.

               (i)  Each Guaranteeing Subsidiary shall have the right to seek contribution from any other non-paying Guaranteeing
                    Subsidiary so long as the exercise of such right does not
                    impair the rights of the Holders or the Trustee under the
                    Subsidiary Guarantee made pursuant to this Supplemental
                    Indenture.

          4. GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

               (a)  Except as set forth in Articles 4 and 5 of the Indenture, nothing contained in the Indenture, this Supplemental
                    Indenture or in the Notes shall prevent any consolidation or merger of any Guaranteeing Subsidiary with or into the
                    Company or any other Guarantor or shall prevent any
                    transfer, sale or conveyance of the property of any
                    Guaranteeing Subsidiary as an entirety or substantially as an entirety, to the Company or any other Guarantor.

               (b)  Except as set forth in Article 4 and 5 of the Indenture, nothing contained in the Indenture, this Supplemental
                    Indenture or in the Notes shall prevent any consolidation or merger of any Guaranteeing Subsidiary with or into a
                    corporation or corporations other than the Company or any
                    other Guarantor (in each case, whether or not affiliated
                    with the Guaranteeing Subsidiary), or successive
                    consolidations or mergers in which a Guaranteeing Subsidiary or its successor or successors shall be a

                                        3

                    party or parties, or shall prevent any sale or conveyance of the property of any Guaranteeing Subsidiary as an entirety or substantially as an entirety, to a corporation other than the Company or any other Guarantor (in each case, whether or not affiliated with the Guaranteeing Subsidiary) authorized to acquire and operate the same; provided, however, that
                    each Guaranteeing Subsidiary hereby covenants and agrees
                    that (i) subject to the Indenture, upon any such
                    consolidation, merger, sale or conveyance, the due and
                    punctual performance and observance of all of the covenants and conditions of the Indenture and this Supplemental
                    Indenture to be performed by such Guaranteeing Subsidiaries, shall be expressly assumed (in the event that such
                    Guaranteeing Subsidiary is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by
                    the corporation formed by such consolidation, or into which such Guaranteeing Subsidiary shall have been merged, or by the corporation which shall have acquired such property and
                    (ii) immediately after giving effect to such consolidation, merger, sale or conveyance no Default or Event of Default
                    exists.

               (c)  In case of any such consolidation, merger, sale or
                    conveyance and upon the assumption by the successor
                    corporation, by supplemental indenture, executed and
                    delivered to the Trustee and satisfactory in form to the
                    Trustee, of the Subsidiary Guarantee made pursuant to this
                    Supplemental Indenture and the due and punctual performance of all of the covenants and conditions of the Indenture and this Supplemental Indenture to be performed by such
                    Guaranteeing Subsidiary, such successor corporation shall
                    succeed to and be substituted for such Guaranteeing
                    Subsidiary with the same effect as if it had been named
                    herein as the Guaranteeing Subsidiary. Such successor
                    corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon the Notes
                    issuable under the Indenture which theretofore shall not
                    have been signed by the Company and delivered to the
                    Trustee. All the Subsidiary Guarantees so issued shall in
                    all respects have the same legal rank and benefit under the
                    Indenture and this Supplemental Indenture as the Subsidiary
                    Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture and this Supplemental
                    Indenture as though all of such Subsidiary Guarantees had
                    been issued at the date of the execution hereof.

          5. RELEASES.

               (a)  Concurrently with any sale of assets (including, if
                    applicable, all of the Capital Stock of a Guaranteeing
                    Subsidiary), all Liens, if any, in favor of the Trustee in the assets sold thereby shall be released; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the
                    provisions of Section 4.10 of the Indenture (it being
                    understood that only such portion of the Net Proceeds as is required to be applied on or before the date of such sale or other disposition in accordance with the terms of the
                    Indenture needs to be applied in accordance therewith at
                    such time). If the assets sold in such sale or other
                    disposition include all or substantially all of the assets of a Guaranteeing Subsidiary or all of the Capital Stock of
                    a

                                        4

                    Guaranteeing Subsidiary, then the Guaranteeing Subsidiary
                    (in the event of a sale or other disposition of all of the
                    Capital Stock of such Guaranteeing Subsidiary) or the Person acquiring the property (in the event of a sale or other
                    disposition of all or substantially all of the assets of
                    such Guaranteeing Subsidiary) shall be released from and
                    relieved of its Obligations under this Supplemental
                    Indenture and its Subsidiary Guarantee made pursuant hereto;
                    provided that in the event of an Asset Sale, the Net
                    Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 of the
                    Indenture (it being understood that only such portion of the
                    Net Proceeds as is required to be applied on or before the date of such sale or other disposition in accordance with
                    the terms of the Indenture needs to be applied in accordance therewith at such time). Upon delivery by the Company to the
                    Trustee of an Officers' Certificate to the effect that such sale or other disposition was made by the Company or the
                    Guaranteeing Subsidiary, as the case may be, in accordance with the provisions of the Indenture and this Supplemental
                    Indenture, including without limitation, Section 4.10 of the
                    Indenture, the Trustee shall execute any documents
                    reasonably required in order to evidence the release of the
                    Guaranteeing Subsidiary from its Obligations under this
                    Supplemental Indenture and its Subsidiary Guarantee made
                    pursuant hereto. If the Guaranteeing Subsidiary is not
                    released from its obligations under its Subsidiary
                    Guarantee, it shall remain liable for the full amount of
                    principal of and interest on the Notes and for the other
                    obligations of such Guaranteeing Subsidiary under the
                    Indenture as provided in this Supplemental Indenture.

               (b)  Upon the designation of a Guaranteeing Subsidiary as an
                    Unrestricted Subsidiary in accordance with the terms of the
                    Indenture or upon the release of a Guarantor from its
                    Guarantees of, and all pledges and security interests
                    granted in connection with, all other Indebtedness of the
                    Company or any of their Restricted Subsidiaries, such
                    Guaranteeing Subsidiary shall be released and relieved of
                    its Obligations under its Subsidiary Guarantee and this
                    Supplemental Indenture. Upon delivery by the Company to the
                    Trustee of an Officers' Certificate and an Opinion of
                    Counsel to the effect that such designation of such
                    Guaranteeing Subsidiary as an Unrestricted Subsidiary was
                    made by the Company in accordance with the provisions of the
                    Indenture, including without limitation Section 4.07 of the
                    Indenture, the Trustee shall execute any documents
                    reasonably required in order to evidence the release of such
                    Guaranteeing Subsidiary from its Obligations under its
                    Subsidiary Guarantee. Any Guaranteeing Subsidiary not
                    released from its Obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other Obligations of any
                    Guaranteeing Subsidiary under the Indenture as provided
                    herein.

               (c)  Each Guaranteeing Subsidiary shall be released and relieved of its obligations under this Supplemental Indenture in
                    accordance with, and subject to, Section 4.18 of the
                    Indenture.

                                        5

          6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Guaranteeing
Subsidiary, as such, shall have any liability for any Obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the
Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder of the
Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

          7. SUBORDINATION OF SUBSIDIARY GUARANTEES. The Guarantee of each
Guarantor shall be subordinated to the prior payment in full of all Senior Debt of that Guarantor (in the same manner and to the same extent that the Notes are subordinated to Senior Debt), which shall include all guarantees of Senior Debt

          8. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          9. COUNTERPARTS. The parties may sign any number of copies of this
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          10. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

          11. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental
Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

                                        6

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, all as of the date first above written.

Dated: February 20, 2007                L-3 COMMUNICATIONS CORPORATION

                                        By:
                                           -------------------------------------
                                           Name: Christopher C. Cambria
                                           Title: Senior Vice President

Dated: February 20, 2007

Apcom, Inc., a Maryland corporation
Broadcast Sports Inc., a Delaware corporation
D.P. Associates, Inc., a Virginia corporation
Electrodynamics, Inc., an Arizona corporation
gForce Technologies, Inc., a Massachusetts corporation
Henschel Inc., a Delaware corporation
Hygienetics Environmental Services, Inc., a Delaware corporation
Interstate Electronics Corporation, a California corporation
KDI Precision Products, Inc., a Delaware corporation
LinCom Wireless, Inc., a Delaware corporation
L-3 Communications Advanced Laser Systems Technology, Inc., a Florida
corporation
L-3 Communications Aeromet, Inc., an Oregon corporation
L-3 Communications AIS GP Corporation, a Delaware corporation
L-3 Communications Applied Signal and Image Technology, Inc., a Maryland
corporation
L-3 Communications Avionics Systems, Inc., a Delaware corporation
L-3 Communications Avisys Corporation, a Texas corporation
L-3 Communications Aydin Corporation, a Delaware corporation
L-3 Communications CE Holdings, Inc., a Delaware corporation
L-3 Communications Cincinnati Electronics, Inc., an Ohio corporation
L-3 Communications Crestview Aerospace Corporation, a Delaware corporation
L-3 Communications CSI, Inc., a California corporation
L-3 Communications CyTerra Corporation, a Delaware corporation
L-3 Communications Dynamic Positioning and Control Systems, Inc., a California
corporation
L-3 Communications Electron Technologies, Inc., a Delaware corporation
L-3 Communications EO/IR, Inc., a Florida corporation
L-3 Communications EOTech, Inc., a Delaware corporation
L-3 Communications ESSCO, Inc., a Delaware corporation
L-3 Communications Foreign Holdings, Inc., a Delaware corporation
L-3 Communications Government Services, Inc., a Virginia corporation
L-3 Communications ILEX Systems, Inc., a Delaware corporation
L-3 Communications InfraredVision Technology Corporation, a California
corporation
L-3 Communications Investments Inc., a Delaware corporation
L-3 Communications Klein Associates, Inc., a Delaware corporation
L-3 Communications MAS (US) Corporation, a Delaware corporation
L-3 Communications MariPro, Inc., a California corporation
L-3 Communications Mobile-Vision, Inc., a New Jersey corporation
L-3 Communications Nautronix Holdings, Inc., a Delaware corporation
L-3 Communications Nova Engineering, Inc., an Ohio corporation
L-3 Communications SafeView, Inc., a Delaware corporation
L-3 Communications Security and Detection Systems, Inc., a Delaware corporation
L-3 Communications Sonoma EO, Inc., a California corporation
L-3 Communications SSG-Tinsley, Inc., a Delaware corporation
L-3 Communications TCS, Inc., a Delaware corporation
L-3 Communications Tinsley Laboratories, Inc., a California corporation
L-3 Communications Titan Corporation, a Delaware corporation
L-3 Communications Westwood Corporation, a Nevada corporation
MCTI Acquisition Corporation, a Maryland Corporation
Microdyne Communications Technologies Incorporated, a Maryland corporation
Microdyne Corporation, a Maryland corporation
Microdyne Outsourcing Incorporated, a Maryland corporation

MPRI, Inc., a Delaware corporation
Pac Ord Inc., a Delaware corporation
Power Paragon, Inc., a Delaware corporation
SPD Electrical Systems, Inc., a Delaware corporation
SPD Switchgear Inc., a Delaware corporation
SYColeman Corporation, a Florida corporation
Titan Facilities, Inc., a Virginia corporation
Troll Technology Corporation, a California corporation
Wescam Air Ops Inc., a Delaware corporation
Wescam Holdings (US) Inc., a Delaware corporation
Wolf Coach, Inc., a Massachusetts corporation

                                        As Guaranteeing Subsidiaries

                                        By:
                                           -------------------------------------
                                           Name: Christopher C. Cambria
                                           Title: Vice President and Secretary

L-3 Communications Integrated Systems L.P., a Delaware limited partnership

                                        By: L-3 COMMUNICATIONS AIS GP
                                        CORPORATION, as General Partner

                                        By:
                                           -------------------------------------
                                           Name: Christopher C. Cambria
                                           Title: Vice President and Secretary

L-3 Communications Flight Capital LLC, a Delaware limited liability company
L-3 Communications Flight International Aviation LLC, a Delaware limited liability company
L-3 Communications Vector International Aviation LLC, a Delaware limited liability company

                                        By: L-3 COMMUNICATIONS VERTEX AEROSPACE
                                        LLC, as Sole Member

                                        By: L-3 COMMUNICATIONS INTEGRATED
                                        SYSTEMS L.P., as Sole Member

                                        By: L-3 COMMUNICATIONS AIS GP
                                        CORPORATION, as General Partner

                                        By:
                                           -------------------------------------
                                           Name: Christopher C. Cambria
                                           Title: Vice President and Secretary

L-3 Communications Vertex Aerospace LLC, a Delaware limited liability company

                                        By: L-3 COMMUNICATIONS INTEGRATED
                                        SYSTEMS L.P., as Sole Member

                                        By: L-3 COMMUNICATIONS AIS GP
                                        CORPORATION, as General Partner

                                        By:
                                            ------------------------------------
                                            Name: Christopher C. Cambria
                                            Title: Vice President and Secretary

Wescam Air Ops LLC, a Delaware limited liability company

                                        By: L-3 COMMUNICATIONS EO/IR, INC., as
                                        Sole Member

                                        By:
                                           -------------------------------------
                                           Name: Christopher C. Cambria
                                           Title: Vice President and Secretary

Wescam LLC, a Delaware limited liability company

                                        By: L-3 COMMUNICATIONS CORPORATION, as
                                        Sole Member

                                        By:
                                           -------------------------------------
                                           Name: Christopher C. Cambria
                                           Title: Senior Vice President

L-3 Communications Germany Holdings, LLC, a Delaware limited liability company

                                        By: L-3 COMMUNICATIONS CORPORATION, as
                                        Sole Member

                                        By:
                                           -------------------------------------
                                           Name: Christopher C. Cambria
                                           Title: Senior Vice President

Dated: February 20, 2007                THE BANK OF NEW YORK,
                                        as Trustee

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title: Assistant Vice President

      NOTATION ON SENIOR SUBORDINATED NOTE RELATING TO SUBSIDIARY GUARANTEE

          Pursuant to the Supplemental Indenture (the "Supplemental Indenture")
dated as of February 20, 2007 among L-3 Communications Corporation, the
Guarantors party thereto (each a "Guarantor" and collectively the "Guarantors")
and The Bank of New York, as trustee (the "Trustee"), each Guarantor (i) has jointly and severally unconditionally guaranteed (a) the due and punctual payment of the principal of, and premium, interest and Additional Interest on the Notes, whether at maturity or an interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal and premium of, and interest and Additional Interest on the Notes, and (c) in case of any extension of time of payment or renewal of any
Notes or any of such other Obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (ii) has agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the
Trustee or any Holder in enforcing any rights under the Subsidiary Guarantee (as defined in the Supplemental Indenture).

          Notwithstanding the foregoing, the Subsidiary Guarantee of each
Guarantor shall be subordinated to the prior payment in full of all Senior Debt
(as defined in the Indenture) of that Guarantor (in the same manner and to the same extent that the Notes are subordinated to the Senior Debt), which shall include all guarantees of Senior Debt.

          Notwithstanding the foregoing, in the event that the Subsidiary
Guarantee of any Guarantor would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of such Guarantor under its Subsidiary Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

          No past, present or future director, officer, employee, agent, incorporator, stockholder or agent of any Guarantor, as such, shall have any liability for any Obligations of the Company or any Guarantor under the Notes, any Subsidiary Guarantee, the Indenture, any supplemental indenture delivered pursuant to the Indenture by such Guarantor, or for any claim based on, in respect of or by reason of such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

          The Subsidiary Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

          The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which the
Subsidiary Guarantee is noted has been executed by the Trustee under the
Indenture by the manual signature of one of its authorized officers. Capitalized terms used herein have the meaning assigned to them in the Indenture, dated as of July 29, 2005, among L-3 Communications Corporation, the Guarantors party thereto and the Trustee.

Dated: February 20, 2007

Apcom, Inc., a Maryland corporation
Broadcast Sports Inc., a Delaware corporation
D.P. Associates, Inc., a Virginia corporation
Electrodynamics, Inc., an Arizona corporation
gForce Technologies, Inc., a Massachusetts corporation
Henschel Inc., a Delaware corporation
Hygienetics Environmental Services, Inc., a Delaware corporation
Interstate Electronics Corporation, a California corporation
KDI Precision Products, Inc., a Delaware corporation
LinCom Wireless, Inc., a Delaware corporation
L-3 Communications Advanced Laser Systems Technology, Inc., a Florida
corporation
L-3 Communications Aeromet, Inc., an Oregon corporation
L-3 Communications AIS GP Corporation, a Delaware corporation
L-3 Communications Applied Signal and Image Technology, Inc., a Maryland
corporation
L-3 Communications Avionics Systems, Inc., a Delaware corporation
L-3 Communications Avisys Corporation, a Texas corporation
L-3 Communications Aydin Corporation, a Delaware corporation
L-3 Communications CE Holdings, Inc., a Delaware corporation
L-3 Communications Cincinnati Electronics, Inc., an Ohio corporation
L-3 Communications Crestview Aerospace Corporation, a Delaware corporation
L-3 Communications CSI, Inc., a California corporation
L-3 Communications CyTerra Corporation, a Delaware corporation
L-3 Communications Dynamic Positioning and Control Systems, Inc., a California
corporation
L-3 Communications Electron Technologies, Inc., a Delaware corporation
L-3 Communications EO/IR, Inc., a Florida corporation
L-3 Communications EOTech, Inc., a Delaware corporation
L-3 Communications ESSCO, Inc., a Delaware corporation
L-3 Communications Foreign Holdings, Inc., a Delaware corporation
L-3 Communications Government Services, Inc., a Virginia corporation
L-3 Communications ILEX Systems, Inc., a Delaware corporation
L-3 Communications InfraredVision Technology Corporation, a California
corporation
L-3 Communications Investments Inc., a Delaware corporation
L-3 Communications Klein Associates, Inc., a Delaware corporation
L-3 Communications MAS (US) Corporation, a Delaware corporation
L-3 Communications MariPro, Inc., a California corporation
L-3 Communications Mobile-Vision, Inc., a New Jersey corporation
L-3 Communications Nautronix Holdings, Inc., a Delaware corporation
L-3 Communications Nova Engineering, Inc., an Ohio corporation
L-3 Communications SafeView, Inc., a Delaware corporation
L-3 Communications Security and Detection Systems, Inc., a Delaware corporation
L-3 Communications Sonoma EO, Inc., a California corporation
L-3 Communications SSG-Tinsley, Inc., a Delaware corporation
L-3 Communications TCS, Inc., a Delaware corporation
L-3 Communications Tinsley Laboratories, Inc., a California corporation
L-3 Communications Titan Corporation, a Delaware corporation
L-3 Communications Westwood Corporation, a Nevada corporation
MCTI Acquisition Corporation, a Maryland Corporation
Microdyne Communications Technologies Incorporated, a Maryland corporation
Microdyne Corporation, a Maryland corporation
Microdyne Outsourcing Incorporated, a Maryland corporation

                                        1

MPRI, Inc., a Delaware corporation
Pac Ord Inc., a Delaware corporation
Power Paragon, Inc., a Delaware corporation
SPD Electrical Systems, Inc., a Delaware corporation
SPD Switchgear Inc., a Delaware corporation
SYColeman Corporation, a Florida corporation
Titan Facilities, Inc., a Virginia corporation
Troll Technology Corporation, a California corporation
Wescam Air Ops Inc., a Delaware corporation
Wescam Holdings (US) Inc., a Delaware corporation
Wolf Coach, Inc., a Massachusetts corporation

                                        As Guaranteeing Subsidiaries

                                        By:
                                           -------------------------------------
                                           Name: Christopher C. Cambria
                                           Title: Vice President and Secretary

L-3 Communications Integrated Systems L.P., a Delaware limited partnership

                                        By: L-3 COMMUNICATIONS AIS GP
                                        CORPORATION, as General Partner

                                        By:
                                           -------------------------------------
                                           Name: Christopher C. Cambria
                                           Title: Vice President and Secretary

L-3 Communications Flight Capital LLC, a Delaware limited liability company
L-3 Communications Flight International Aviation LLC, a Delaware limited liability company
L-3 Communications Vector International Aviation LLC, a Delaware limited liability company

                                        By: L-3 COMMUNICATIONS VERTEX AEROSPACE
                                        LLC, as Sole Member

                                        By: L-3 COMMUNICATIONS INTEGRATED
                                        SYSTEMS L.P., as Sole Member

                                        By: L-3 COMMUNICATIONS AIS GP
                                        CORPORATION, as General Partner

                                        By:
                                           -------------------------------------
                                           Name: Christopher C. Cambria
                                           Title: Vice President and Secretary

                                        2

L-3 Communications Vertex Aerospace LLC, a Delaware limited liability company

                                        By: L-3 COMMUNICATIONS INTEGRATED
                                        SYSTEMS L.P., as Sole Member

                                        By: L-3 COMMUNICATIONS AIS GP
                                        CORPORATION, as General Partner

                                        By:
                                           -------------------------------------
                                           Name: Christopher C. Cambria
                                           Title: Vice President and Secretary

Wescam Air Ops LLC, a Delaware limited liability company

                                        By: L-3 COMMUNICATIONS EO/IR, INC., as
                                        Sole Member

                                        By:
                                           -------------------------------------
                                           Name: Christopher C. Cambria
                                           Title: Vice President and Secretary

Wescam LLC, a Delaware limited liability company

                                        By: L-3 COMMUNICATIONS CORPORATION, as
                                        Sole Member

                                        By:
                                           -------------------------------------
                                           Name: Christopher C. Cambria
                                           Title: Senior Vice President

L-3 Communications Germany Holdings, LLC, a Delaware limited liability company

                                        By: L-3 COMMUNICATIONS CORPORATION, as
                                        Sole Member

                                        By:
                                           -------------------------------------
                                           Name: Christopher C. Cambria
                                           Title: Senior Vice President

                                       3